EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to September 30                                          1994
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Earnings:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . .       $195,539
  Add income taxes . . . . . . . . . . . . . . . . . . . . . .         90,462
                                                                     ________
    Income before income taxes . . . . . . . . . . . . . . . .        286,001
  Distributed income from unconsolidated investee,
    less equity in earnings thereof. . . . . . . . . . . . . .            280
                                                                     ________
    Subtotal . . . . . . . . . . . . . . . . . . . . . . . . .        286,281
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium. . . . . . . .         86,779
    Other interest expense . . . . . . . . . . . . . . . . . .          3,174
    Portion of rentals deemed to be representative
      of the interest factor . . . . . . . . . . . . . . . . .          8,137
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TOTAL FIXED CHARGES. . . . . . . . . . . . . . . . . . . . . .         98,090
                                                                     ________
TOTAL EARNINGS . . . . . . . . . . . . . . . . . . . . . . . .       $384,371
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RATIO OF EARNINGS TO FIXED CHARGES . . . . . . . . . . . . . .           3.92
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